PRESS RELEASE                                                           EX. 99.1

TO BUSINESS EDITOR:

            NEW CENTURY EQUITY HOLDINGS CORP. ANNOUNCES LAWSUIT AND
                            RESIGNATION OF DIRECTOR

            DALLAS,  August  16/PRNewswire - FirstCall/ - New Century Equity
Holdings Corp.  (OTC Bulletin  Board:  NCEH)  announced  today that Craig Davis, allegedly a shareholder of New Century,  filed a complaint in the Chancery Court of New Castle County,  Delaware.  The complaint asserts direct claims,  and also derivative claims on New Century's behalf, against five former and three current directors of the company.  The individual  defendants are Parris H. Holmes, Jr.,
C. Lee Cooke, Jr., Justin Ferrero, Gary D. Becker, J. Stephen Barley, Stephen M.
Wagner, Mark E. Schwarz and Steven J. Pully; New Century is a nominal defendant.
In his complaint,  Mr. Davis seeks the appointment of a guardian for New Century under Section 226(a) of the Delaware General  Corporation Law. Mr. Davis alleges that  different  director  defendants  breached  their  fiduciary  duties to New
Century.  The allegations  involve,  among other things,  transactions  with and payments to Mr.  Holmes,  and whether  New Century  operated as an  unregistered investment  company.  New Century is currently  evaluating Mr. Davis' complaint.
Prior to the filing of the  complaint,  New  Century  had  commenced a review of various transactions involving former management, including, among other things, the payment of  approximately  $600,000 to Mr.  Holmes  pursuant to a restricted stock agreement.

            New Century also announced  today that Justin Ferrero  resigned from his  position  as a member of the  Board of  Directors,  effective  immediately, because of other business interests.

            Some    statements   in   this   press   release   may    constitute
"forward-looking  statements"  within  the  meaning  of the  Private  Securities
Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown  risks,  uncertainties  and other  factors  that may  cause  the  actual results,  performance or achievements of New Century to be materially  different from any future  results,  performance or  achievements  expressed or implied by forward-looking  statements.  Refer to New Century's filings with the Securities
and  Exchange   Commission   for  further   discussion  of  such  factors. The

forward-looking statements are made as of the date of this press release and New
Century assumes no obligation to update such statements.

SOURCE  New Century Equity Holdings Corp.
08/16/2004
/CONTACT:  Steven J.  Pully,  Chief  Executive  Officer  of New  Century  Equity
Holdings Corp.,
+1-214-661-7474/
/First Call Analyst: /
/ FCMN Contact: /
/web site:  http://www.newcenturyequity.com/
(NCEH)